Exhibit 23

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Worlds.com Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-89937) of Worlds.com Inc (previously Worlds Inc.) of our report dated March 10, 2000, relating to the financial statements of Worlds.com Inc. (a development stage enterprise) appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

BDO SEIDMAN, LLP


/s/ BDO SEIDMAN, LLP
_____________________



New York, New York
April 24, 2000